BOB STEPHENS & ASSOCIATES, P.C.
                            2825 Wilcrest, Suite 408
                              Houston, Texas 77042

                                                            Phone   713-339-3388
                                                            Fax     713-339-2355

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Zydant Corporation

We hereby consent to the use in this Registration Statement on Form S-1, and to the inclusion by reference in the audit report of L.L. Bradford & Company, dated April 21, 2000, of our report dated December 20, 1999, relating to the financial statements of Zydant Corporation, formerly known as Titan Resources, Inc. and Palmworks, Inc. We also consent to the reference to our firm under the caption 'Experts' in the Prospectus.


                      /s/ Bob Stephens & Associates, P.C.

Houston, Texas
October 12, 2000